As filed with the Securities and Exchange Commission on February 1, 2010

Registration No. 333-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Berkshire Hathaway Inc.

(Exact name of registrant as Specified in its Charter)

Delaware	47-0813844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Berkshire Hathaway Finance Corporation

(Exact name of registrant as Specified in its Charter)

Delaware	45-0524698
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert E. Denham

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

(213) 683-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities of Berkshire Hathaway Inc.
Debt Securities of Berkshire Hathaway Finance Corporation
Guarantee of Berkshire Hathaway Inc. of Debt Securities of Berkshire Hathaway Finance Corporation(2)	N/A	N/A	N/A	—

(1)	An indeterminate aggregate initial offering price of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of all of the registration fees and will pay such fees on a pay-as-you-go-basis.
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee for the guarantee is payable.

EXPLANATORY NOTE

This Registration Statement contains:

•	A base prospectus to be used by Berkshire Hathaway Inc. in connection with offerings of its debt securities.

•	A base prospectus to be used by Berkshire Hathaway Finance Corporation in connection with offerings of its debt securities and the related guarantees of Berkshire Hathaway Inc.

Berkshire Hathaway Inc.

Debt Securities

We from time to time may offer to sell debt securities. We may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering.

We will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

The risks involved in investing in our debt securities are described in the “Risk Factors” section starting on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 1, 2010

Forward-Looking Information

Certain statements contained, or incorporated by reference, in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us, which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about us, economic and market factors and the industries in which they do business, among other things. These statements are not guarantees of future performance and we have no specific intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, continuing volatility in the capital or credit markets and other changes in the securities and capital markets, changes in market prices of our investments in fixed maturity and equity securities, losses realized from derivative contracts, the occurrence of one or more catastrophic events, such as an earthquake, hurricane, or act of terrorism that causes losses insured by our insurance subsidiaries, changes in insurance laws or regulations, changes in federal income tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which we and our affiliates do business.

Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

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About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell debt securities in one or more offerings. This prospectus only provides a general description of the securities that may be offered. Each time we sell securities under the shelf registration, a supplement to this prospectus containing specific information about the terms of the securities will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

In this prospectus, unless otherwise specified or the context otherwise implies, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Berkshire,” “we,” “us,” “our,” or similar references are to Berkshire Hathaway Inc. excluding its consolidated subsidiaries.

This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, our Class A common stock and Class B common stock are listed on the New York Stock Exchange, and our reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

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Incorporation by Reference

In this document we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2008,

•	Berkshire’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009,

•	Berkshire’s Current Reports on Form 8-K filed with the SEC on March 2, 2009, July 7, 2009, November 3, 2009, December 23, 2009, January 12, 2010, January 20, 2010, and January 21, 2010.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

Berkshire Hathaway Inc.

We are incorporated in Delaware and are a holding company owning subsidiaries that engage in a number of diverse business activities including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, services and retailing. Included in the group of subsidiaries that underwrite property and casualty insurance and reinsurance is GEICO, the third largest auto insurer in the United States and two of the largest reinsurers in the world, General Re and the Berkshire Hathaway Reinsurance Group. Other subsidiaries that underwrite property and casualty insurance include National Indemnity Company, Columbia Insurance Company, National Fire & Marine Insurance Company, National Liability and Fire Insurance Company, Wesco-Financial Insurance Company, Medical Protective Company, Applied Underwriters, U.S. Liability Insurance Company, Central States Indemnity Company, Kansas Bankers Surety, Cypress Insurance Company, Boat U.S. and several other subsidiaries referred to as the “Homestate Companies.”

MidAmerican Energy Holdings Company (“MidAmerican”) is an international energy holding company owning a wide variety of operating companies engaged in the generation, transmission and distribution of energy. Among MidAmerican’s operating energy companies are Northern Electric and Yorkshire Electricity; MidAmerican Energy Company; Pacific Power and Rocky Mountain Power; and Kern River Gas Transmission Company and Northern Natural Gas. In addition, MidAmerican owns HomeServices of America, a real estate brokerage firm. Our finance and financial products businesses primarily engage in proprietary investing strategies (BH Finance), commercial and consumer lending (Berkshire Hathaway Credit Corporation and Clayton Homes, Inc. (“Clayton”)) and transportation equipment and furniture leasing (XTRA and CORT). McLane Company is a wholesale distributor of groceries and nonfood items to convenience stores, wholesale clubs, mass merchandisers, quick service restaurants and others. The Marmon Group is an international association of approximately 130 manufacturing and service businesses that operate independently within diverse business sectors. Shaw Industries is the world’s largest manufacturer of tufted broadloom carpet.

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Numerous business activities are conducted through our other manufacturing, services and retailing subsidiaries. Benjamin Moore is a formulator, manufacturer and retailer of architectural and industrial coatings. Johns Manville is a leading manufacturer of insulation and building products. Acme Building Brands is a manufacturer of face brick and concrete masonry products. MiTek Inc. produces steel connector products and engineering software for the building components market. Fruit of the Loom, Russell, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group and Justin Brands manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International provides training to aircraft operators. NetJets provides fractional ownership programs for general aviation aircraft. Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: Buffalo News, a publisher of a daily and Sunday newspaper; See’s Candies, a manufacturer and seller of boxed chocolates and other confectionery products; Scott Fetzer, a diversified manufacturer and distributor of commercial and industrial products; Albecca, a designer, manufacturer and distributor of high-quality picture framing products; CTB International, a manufacturer of equipment for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to about 5,700 stores that offer prepared dairy treats and food; The Pampered Chef, the premier direct seller of kitchen tools in the United States; Forest River, a leading manufacturer of leisure vehicles in the United States; Business Wire, the leading global distributor of corporate news, multimedia and regulatory filings; Iscar Metalworking Companies, an industry leader in the metal cutting tools business; TTI, Inc., a leading distributor of electronic components and Richline Group, a leading jewelry manufacturer.

Operating decisions for our various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for us and our subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of our Board of Directors. Our businesses collectively employ approximately 222,000 people.

Our executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

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Risk Factors

An investment in our securities involves some degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which have been or will be incorporated by reference into this document. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

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Ratio of Earnings to Fixed Charges

The following table sets forth Berkshire’s ratio of consolidated earnings to consolidated fixed charges for the periods indicated.

	Nine months ended September 30, 2009	Year ended December 31,
		2008	2007	2006	2005	2004
Earnings Available for Fixed Charges (in millions)	$8,798	$9,850	$22,363	$18,757	$13,135	$11,574
Fixed Charges (in millions)	$1,711	$2,276	$2,202	$1,979	$867	$875
Ratio of Earnings to Fixed Charges	5.14x	4.33x	10.16x	9.48x	15.15x	13.23x

Use of Proceeds

Except as any accompanying prospectus supplement may state, the net proceeds from the sale of securities will be used for general corporate purposes.

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Description of the Debt Securities

We will issue senior debt securities on a senior unsecured basis under an indenture, dated as of February 1, 2010, by and among Berkshire, Berkshire Hathaway Finance Corporation (“BHFC”) and The Bank of New York Mellon Trust Company, N. A. (the “trustee”). BHFC may also issue debt securities under this indenture; however, the debt securities described herein are solely issued by Berkshire Hathaway Inc.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture, including the definition of certain terms. We have filed the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following sets forth certain general terms and provisions of our debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued under that indenture, nor does it limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any sinking fund or analogous provision;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms of the debt securities not inconsistent with the indenture.

Ranking

The debt securities will be our senior unsecured obligations and will rank pari passu in right of payment with all of our unsubordinated, unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness.

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture or the debt securities, we may not (A) merge into or consolidate with any other entity, or (B) convey, transfer or lease our respective properties and assets substantially as an entirety to any individual, corporation, partnership or other entity, unless, in the case of clauses (A) and (B) above, the successor or transferee corporation (or other entity) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any interest on the debt securities and the performance of our obligations under the indenture.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

•	a default in the payment of principal of such series of debt securities when due and payable;

•

a default in the performance, or breach, of other covenants or warranties of ours in the indenture applicable to such series of debt securities that continues for 90 consecutive days after we receive notice of the default or breach; and

•	certain events of bankruptcy, insolvency or liquidation involving us.

If an event of bankruptcy, insolvency or liquidation of us has occurred, the principal of the then-outstanding debt securities and any other amounts payable under the indenture will become immediately due and payable. If any other event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of all series affected by the default (voting as a single class) may declare the principal amount payable under the indenture on those then outstanding debt securities of the series affected by the default due and payable.

Defeasance

Our obligations with respect to the payment of the principal and interest on the debt securities will terminate if we irrevocably deposit or cause to be deposited with the trustee as trust funds specifically held in trust for, and dedicated solely to, the benefit of the holders of the debt securities:

•	cash,

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•

U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

•	a combination of the foregoing,

in each case sufficient to pay and discharge each installment of principal and interest on the debt securities.

The discharge of the debt securities is subject to certain other conditions, including, without limitation,

•

no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us, at any time on or prior to the 90th day after the date of such deposit),

•

we shall have delivered to the trustee an opinion of independent tax counsel to the effect that holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance,

•	we shall have delivered to the trustee a certificate stating that the debt securities, if they are then listed on any securities exchange, will not be delisted as a result of such deposit, and

•	such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of the debt securities.

In addition, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than 50% of the aggregate principal amount of the debt securities of each series affected by such modification or amendment, acting as one class, provided, however, that no such modification or amendment may, without the consent of each holder of debt securities outstanding that is affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt securities,

•	reduce the principal of or interest rate on any outstanding debt securities,

•	change the place of payment where, or the currency in which, any outstanding debt securities or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt securities on or after the stated maturity thereof,

•

reduce the percentage in principal amount of the debt securities then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify any of the above provisions.

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Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of the series affected by the default may, on behalf of the holders of all such debt securities of the series affected by the default, waive any past default under the indenture with respect to the of the outstanding debt securities of the series affected by the default except a default in the payment of principal or any interest on such debt securities and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the outstanding debt securities of the series affected by the default.

Payment and Paying Agents

Unless we inform you otherwise, payments on the debt securities will be made in U.S. dollars at the office or agency maintained by us in New York, New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. We will make any required interest payments to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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Plan of Distribution

The debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If the debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

We will indemnify any underwriters and agents against various civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

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Legal Matters

Certain matters with respect to the legality of the securities offered by this prospectus will be passed upon for us by Munger, Tolles & Olson LLP.

Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is one of our directors. Mr. Olson and the other attorneys at Munger, Tolles & Olson LLP who are representing us in connection with the offering of debt securities beneficially own, in the aggregate, approximately 350 shares of our Class A common stock and approximately 24,000 shares of our Class B common stock.

Experts

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Berkshire Hathaway Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Berkshire Hathaway Finance Corporation

Debt Securities

Guaranteed by

Berkshire Hathaway Inc.

Berkshire Hathaway Finance Corporation from time to time may offer to sell debt securities. Berkshire Hathaway Finance Corporation may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering. All of Berkshire Hathaway Finance Corporation’s obligations under the debt securities will be guaranteed by Berkshire Hathaway Inc.

Berkshire Hathaway Finance Corporation will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

The risks involved in investing in our debt securities are described in the “Risk Factors” section starting on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 1, 2010

Forward-Looking Information

Certain statements contained, or incorporated by reference, in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by Berkshire Hathaway Finance Corporation (“BHFC”) or Berkshire Hathaway Inc. (“Berkshire”), which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about BHFC and Berkshire, economic and market factors and the industries in which they do business, among other things. These statements are not guarantees of future performance and neither BHFC nor Berkshire has any specific intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause Berkshire’s actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, continuing volatility in the capital or credit markets and other changes in the securities and capital markets, changes in market prices of Berkshire’s investments in fixed maturity and equity securities, losses realized from derivative contracts, the occurrence of one or more catastrophic events, such as an earthquake, hurricane, or act of terrorism that causes losses insured by Berkshire’s insurance subsidiaries, changes in insurance laws or regulations, changes in federal income tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which Berkshire and its affiliates do business.

Unless required by law, neither of Berkshire nor BHFC undertakes any obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

i

About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell debt securities in one or more offerings. This prospectus only provides a general description of the securities that may be offered. Each time we sell securities under the shelf registration, a supplement to this prospectus containing specific information about the terms of the securities will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The information in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, the accompanying supplement, or documents to which we otherwise refer you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying supplement, as well as information we have filed or will file with the SEC and incorporated by reference in this prospectus, is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, and results of operations may have changed since that date.

In this prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context implies otherwise, references in this prospectus to “we,” “us” or “our” are references to either Berkshire Hathaway Inc. (“Berkshire”) or Berkshire Hathaway Finance Corporation (“BHFC”) or both.

This prospectus is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus.

Where You Can Find More Information

BHFC is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12h-5 thereunder. Berkshire is, however, subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, Berkshire files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document Berkshire files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, Berkshire’s Class A common stock and Class B common stock are listed on the New York Stock Exchange, and its reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

Incorporation by Reference

In this document BHFC and Berkshire “incorporate by reference” the information that Berkshire files with the SEC, which means that they can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. BHFC and Berkshire incorporate by reference the documents listed below and any future filings made by either of them with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2008,

•	Berkshire’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009,

•	Berkshire’s Current Reports on Form 8-K filed with the SEC on March 2, 2009, July 7, 2009, November 3, 2009, December 23, 2009, January 12, 2010, January 20, 2010, and January 21, 2010.

We will provide to each person to whom a copy of this prospectus is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning Berkshire at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

Berkshire Hathaway Inc.

Berkshire, a Delaware corporation, is a holding company owning subsidiaries that engage in a number of diverse business activities including property and casualty insurance and reinsurance, utilities and energy, finance, manufacturing, services and retailing. Included in the group of subsidiaries that underwrite property and casualty insurance and reinsurance is GEICO, the third largest auto insurer in the United States and two of the largest reinsurers in the world, General Re and the Berkshire Hathaway Reinsurance Group. Other subsidiaries that underwrite property and casualty insurance include National Indemnity Company, Columbia Insurance Company, National Fire & Marine Insurance Company, National Liability and Fire Insurance Company, Wesco-Financial Insurance Company, Medical Protective Company, Applied Underwriters, U.S. Liability Insurance Company, Central States Indemnity Company, Kansas Bankers Surety, Cypress Insurance Company, Boat U.S. and several other subsidiaries referred to as the “Homestate Companies.”

MidAmerican Energy Holdings Company (“MidAmerican”) is an international energy holding company owning a wide variety of operating companies engaged in the generation, transmission and distribution of energy. Among MidAmerican’s operating energy companies are Northern Electric and Yorkshire Electricity; MidAmerican Energy Company; Pacific Power and Rocky Mountain Power; and Kern River Gas Transmission Company and Northern Natural Gas. In addition, MidAmerican owns HomeServices of America, a real estate brokerage firm. Berkshire’s finance and financial products businesses primarily engage in proprietary investing strategies (BH Finance), commercial and consumer lending (Berkshire Hathaway Credit Corporation and Clayton Homes, Inc. (“Clayton”)) and transportation equipment and furniture leasing (XTRA and CORT). McLane Company is a wholesale distributor of groceries and nonfood items to convenience stores, wholesale clubs, mass merchandisers, quick service restaurants and others. The Marmon Group is an international association of approximately 130 manufacturing and service businesses that operate independently within diverse business sectors. Shaw Industries is the world’s largest manufacturer of tufted broadloom carpet.

Numerous business activities are conducted through Berkshire’s other manufacturing, services and retailing subsidiaries. Benjamin Moore is a formulator, manufacturer and retailer of architectural and industrial coatings. Johns Manville is a leading manufacturer of insulation and building products. Acme Building Brands is a manufacturer of face brick and concrete masonry products. MiTek Inc. produces steel connector products and engineering software for the building components market. Fruit of the Loom, Russell, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group and Justin Brands manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International provides training to aircraft operators. NetJets provides fractional ownership programs for general aviation aircraft. Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: Buffalo News, a publisher of a daily and Sunday newspaper; See’s Candies, a manufacturer and seller of boxed chocolates and other confectionery products; Scott Fetzer, a diversified manufacturer and distributor of commercial and industrial products; Albecca, a designer, manufacturer and distributor of high-quality picture framing products; CTB International, a manufacturer of equipment for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to about 5,700 stores that offer prepared dairy treats and food; The Pampered Chef, the premier direct seller of kitchen tools in the United States; Forest River, a leading manufacturer of leisure vehicles in the United States; Business Wire, the leading global distributor of corporate news, multimedia and regulatory filings; Iscar Metalworking Companies, an industry leader in the metal cutting tools business; TTI, Inc., a leading distributor of electronic components and Richline Group, a leading jewelry manufacturer.

Operating decisions for the various Berkshire businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for Berkshire and its subsidiaries by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of Berkshire’s Board of Directors. The Berkshire businesses collectively employ approximately 222,000 people.

Berkshire’s executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

Berkshire Hathaway Finance Corporation

BHFC is a Delaware corporation that was created by Berkshire on August 4, 2003. Assets of BHFC consist of term loans to Vanderbilt Mortgage and Finance, Inc. (“Vanderbilt”), a wholly owned subsidiary of Clayton and an indirect wholly owned subsidiary of Berkshire.

BHFC’s executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and its telephone number is (402) 346-1400.

Risk Factors

An investment in our securities involves some degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk factors” in any prospectus supplement and the risks described in Berkshire’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which have been or will be incorporated by reference into this document. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

Ratio of Earnings to Fixed Charges

The following table sets forth Berkshire’s ratio of consolidated earnings to consolidated fixed charges for the periods indicated.

	Nine months ended September 30, 2009	Year ended December 31,
		2008	2007	2006	2005	2004
Earnings Available for Fixed Charges (in millions)	$8,798	$9,850	$22,363	$18,757	$13,135	$11,574
Fixed Charges (in millions)	$1,711	$2,276	$2,202	$1,979	$867	$875
Ratio of Earnings to Fixed Charges	5.14x	4.33x	10.16x	9.48x	15.15x	13.23x

Use of Proceeds

Except as any accompanying prospectus supplement may state, the net proceeds from the sale of securities will be used for general corporate purposes.

Description of the Debt Securities

BHFC will issue senior debt securities on a senior unsecured basis under an indenture, dated as of February 1, 2010, by and among Berkshire, BHFC and The Bank of New York Mellon Trust Company, N. A. (the “trustee”).

We have summarized material provisions of the indenture and the debt securities, including the guarantee, below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture, including the definition of certain terms. We have filed the indenture with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following sets forth certain general terms and provisions of BHFC’s debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued under that indenture, nor does it limit the amount of other unsecured debt or securities that BHFC may issue. BHFC may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any sinking fund or analogous provision;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms of the debt securities not inconsistent with the indenture.

Guarantee of Debt Securities

Berkshire will unconditionally and irrevocably guarantee the payment of all of BHFC’s obligations under the debt securities offered hereby pursuant to a guarantee to be endorsed on the debt securities offered hereby, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. If BHFC defaults in the payment of the principal of, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, without the necessity of action by the trustee or any holder of such debt securities, Berkshire shall be required promptly and fully to make such payment.

Ranking

The debt securities will be BHFC’s senior unsecured obligations and will rank pari passu in right of payment with all of BHFC’s unsubordinated, unsecured indebtedness and will be senior in right of payment to all of BHFC’s subordinated indebtedness.

The guarantee will be a senior unsecured obligation of Berkshire, will rank pari passu with all of Berkshire’s unsubordinated, unsecured indebtedness and senior to all of Berkshire’s subordinated indebtedness, and will be effectively subordinated to all of Berkshire’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness of Berkshire’s subsidiaries (secured or unsecured).

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture or the debt securities, neither BHFC nor Berkshire may (A) merge into or consolidate with any other entity, or (B) convey, transfer or lease our respective properties and assets substantially as an entirety to any individual, corporation, partnership or other entity, unless, in the case of clauses (A) and (B) above, the successor or transferee corporation (or other entity) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture, as applicable, (a) the due and punctual payment of the principal of and any interest on the debt securities and the performance of BHFC’s obligations under the indenture or (b) the due and punctual performance of the guarantee and Berkshire’s obligations under the indenture.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

•	a default in the payment of principal of such series of debt securities when due and payable;

•

a default in the performance, or breach, of other covenants or warranties of BHFC or Berkshire in the indenture or of Berkshire in the guarantee applicable to such series of debt securities that continues for 90 consecutive days after BHFC or Berkshire, as the case may be, receives notice of the default or breach; and

•	certain events of bankruptcy, insolvency or liquidation involving Berkshire or BHFC.

If an event of bankruptcy, insolvency or liquidation of us has occurred, the principal of the then-outstanding debt securities and any other amounts payable under the indenture will become immediately due and payable. If any other event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of all series affected by the default (voting as a single class) may declare the principal amount payable under the indenture on those then outstanding debt securities of the series affected by the default due and payable.

Defeasance

BHFC’s obligations with respect to the payment of the principal and interest on the debt securities, and Berkshire’s obligations with respect to such debt securities under the indenture and the guarantee, will terminate if BHFC irrevocably deposits or causes to be deposited with the trustee as trust funds specifically held in trust for, and dedicated solely to, the benefit of the holders of the debt securities:

•	cash,

•

U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

•	a combination of the foregoing,

in each case sufficient to pay and discharge each installment of principal and interest on the debt securities.

The discharge of the debt securities is subject to certain other conditions, including, without limitation,

•

no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of Berkshire or BHFC, at any time on or prior to the 90th day after the date of such deposit),

•

BHFC shall have delivered to the trustee an opinion of independent tax counsel to the effect that holders of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance,

•	we shall have delivered to the trustee a certificate stating that the debt securities, if they are then listed on any securities exchange, will not be delisted as a result of such deposit, and

•	such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which BHFC or Berkshire are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that BHFC, Berkshire and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to BHFC’s or Berkshire’s covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. BHFC, Berkshire and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of the debt securities.

In addition, modifications and amendments of the indenture may be made by BHFC, Berkshire and the trustee with the consent of the holders of not less than 50% of the aggregate principal amount of the debt securities of each series affected by such modification or amendment, acting as one class, provided, however, that no such modification or amendment may, without the consent of each holder of debt securities outstanding that is affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt securities,

•	reduce the principal of or interest rate on any outstanding debt securities,

•	change the place of payment where, or the currency in which, any outstanding debt securities or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt securities on or after the stated maturity thereof or on the guarantee,

•

reduce the percentage in principal amount of the debt securities then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify any of the above provisions.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of the series affected by the default may, on behalf of the holders of all such debt securities of the series affected by the default, waive any past default under the indenture with respect to the of the outstanding debt securities of the series affected by the default except a default in the payment of principal or any interest on such debt securities and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the outstanding debt securities of the series affected by the default.

Assumption by Berkshire

The indenture provides that Berkshire may, without the consent of the trustee or the holders of the debt securities, assume all of our rights and obligations under the indenture and the notes if, after giving effect to such assumption, no event of default or event which with notice or lapse of time would become an event of default shall have occurred and be continuing. In addition, Berkshire shall assume all of BHFC’s rights and obligations under the indenture and a series of debt securities if, upon a default by BHFC in the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, or interest on such notes, Berkshire is prevented by any court order or judicial proceeding from fulfilling its obligations under the guarantee. Such assumption shall result in such debt securities becoming the direct obligations of Berkshire and shall be effected without the consent of the trustee or the holders of any debt securities. Upon any such assumption, Berkshire will execute a supplemental indenture evidencing its assumption of all such rights and obligations and BHFC will be released from its liabilities under the indenture and such debt securities as obligor on such debt securities.

Payment and Paying Agents

Unless BHFC informs you otherwise, payments on the debt securities will be made in U.S. dollars at the office or agency maintained by BHFC in New York, New York (or, if BHFC fails to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At BHFC’s option, however, it may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. BHFC will make any required interest payments to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless BHFC informs you otherwise, the trustee will be designated as BHFC’s paying agent for payments on the debt securities. BHFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to BHFC or Berkshire upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to BHFC or Berkshire, holders entitled to the money must look to BHFC or Berkshire for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Governing Law

The indenture, the debt securities and the guarantee will be governed by and construed in accordance with the laws of the State of New York.

Plan of Distribution

The debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If the debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

We will indemnify any underwriters and agents against various civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

Legal Matters

Certain matters with respect to the legality of the securities offered by this prospectus will be passed upon for us by Munger, Tolles & Olson LLP.

Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is a director of Berkshire. Mr. Olson and the other attorneys at Munger, Tolles & Olson LLP who are representing us in connection with the offering of debt securities beneficially own, in the aggregate, approximately 350 shares of Berkshire’s Class A common stock and approximately 24,000 shares of our Class B common stock.

Experts

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Berkshire Hathaway Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Part II.

Information not Required in Prospectus

Item 14.	Other expenses of issuance and distribution

The Securities and Exchange Commission registration fee and the estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee	$		*
Accounting fees and expenses	$	*	*
Legal fees and expenses	$	*	*
Printing expenses	$	*	*
Miscellaneous	$	*	*
Total	$	*	*

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Each registrant’s bylaws provide that each director or officer of such registrant who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of such registrant or is or was serving at the request of such registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by such registrant to the fullest extent permitted by the laws of the State of Delaware, as they exist or may be amended (but, in the case of any such amendment, only to the extent such amendment permits such registrant to provide broader indemnification rights), against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heir, executives and administrators. This indemnification shall not apply to any proceeding (or part thereof) initiated by the person seeking indemnification unless it is seeking to enforce or obtain payment under any right to indemnification by such registrant or such registrant has joined in or consented to the initiation of such proceeding (or part thereof).

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Each registrant’s bylaws provide that such registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of such registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not such registrant has the power to indemnify such person against such expense, liability or loss under the DGCL. Each registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring such registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Each registrant’s Certificate of Incorporation provides that a director of such registrant shall not be liable to such registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, each registrant’s Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Berkshire pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Berkshire’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 1, 2010.

BERKSHIRE HATHAWAY INC.

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Marc D. Hamburg as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ WARREN E. BUFFETT Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	February 1, 2010

/s/ CHARLES T. MUNGER Charles T. Munger	Vice Chairman of the Board and Director	February 1, 2010

/s/ MARC D. HAMBURG Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	February 1, 2010

/s/ DANIEL J. JAKSICH Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	February 1, 2010

/s/ HOWARD G. BUFFETT Howard G. Buffett	Director	February 1, 2010

/s/ STEPHEN BURKE Stephen Burke	Director	February 1, 2010

/s/ SUSAN L. DECKER Susan L. Decker	Director	February 1, 2010

/s/ WILLIAM H. GATES, III William H. Gates, III	Director	February 1, 2010

/s/ DAVID S. GOTTESMAN David S. Gottesman	Director	February 1, 2010

/s/ CHARLOTTE GUYMAN Charlotte Guyman	Director	February 1, 2010

/s/ DONALD R. KEOUGH Donald R. Keough	Director	February 1, 2010

/s/ THOMAS S. MURPHY Thomas S. Murphy	Director	February 1, 2010

/s/ RONALD L. OLSON Ronald L. Olson	Director	February 1, 2010

/s/ WALTER SCOTT, JR. Walter Scott, Jr.	Director	February 1, 2010

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 1, 2010.

BERKSHIRE HATHAWAY FINANCE CORPORATION

By:	/s/ MARC D. HAMBURG
Marc D. Hamburg
President

Each person whose signature appears below hereby constitutes and appoints Marc D. Hamburg as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ MARC D. HAMBURG Marc D. Hamburg	President and Director (principal executive officer)	February 1, 2010

/s/ KERBY HAM Kerby Ham	Treasurer (principal financial officer/ principal accounting officer)	February 1, 2010

/s/ DANIEL J. JAKSICH Daniel J. Jaksich	Director	February 1, 2010

/s/ MARK D. MILLARD Mark D. Millard	Director	February 1, 2010

Exhibit index

Exhibit No.	Description

*1.1	Underwriting Agreement.

4.1	Indenture, dated as of February 1, 2010, by and among Berkshire Hathaway Inc., as an issuer and a guarantor of the debt securities issued by Berkshire Hathaway Finance Corporation, Berkshire Hathaway Finance Corporation, as an issuer, and The Bank of New York Mellon Trust Company, N. A., as trustee.

*4.2	Form of Debt Securities of Berkshire Hathaway Inc.

*4.3	Form of Debt Securities of Berkshire Hathaway Finance Corporation.

*4.4	Form of Guarantee of Berkshire Hathaway Inc. (included in Exhibit 4.3)

5.1	Opinion of Munger, Tolles & Olson LLP.

12.1	Ratio of earnings to fixed charges.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this From S-3).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.

*	To be filed by amendment to this Registration Statement or as an exhibit to a periodic report filed under the Securities Act of 1934, as amended.